UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2011

CAMPUS CREST COMMUNITIES, INC.
(Exact name of registrant specified in its charter)

Maryland (State or other jurisdition of incorporation or organization)	1-34872 (Commission File Number)	27-2481988 (IRS Employer Identification No.)
2100 Rexford Road
Suite 414
Charlotte, North Carolina 28211
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (704) 496-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     On April 25, 2011, Campus Crest Communities, Inc. (the “Company”) held its annual meeting of stockholders. The matters on which the stockholders voted, in person or by proxy were:
(i)	the election of seven directors to hold office until the 2012 annual meeting of stockholders and until their successors are duly elected and qualified;

(ii)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011;

(iii)	the approval, by non-binding vote, of executive compensation; and

(iv)	the recommendation, by non-binding vote, of the frequency of execution compensation votes.
     The seven director nominees were elected, the ratification of the appointment of the independent registered public accounting firm was approved, executive compensation was approved, and one year was the frequency of executive compensation votes recommended by stockholders. The results of the voting were as follows:
     Election of Directors:

Trustee	Votes For	Votes Against	Votes Withheld	Abstentions	Broker Non-Votes
Ted W. Rollins	24,087,698	-0-	306,503	-0-	3,978,443
Michael S. Hartnett	24,086,673	-0-	307,528	-0-	3,978,443
N. Anthony Coles	24,299,480	-0-	94,721	-0-	3,978,443
Richard S. Kahlbaugh	23,406,618	-0-	987,583	-0-	3,978,443
Denis McGlynn	24,214,331	-0-	179,870	-0-	3,978,443
William G. Popeo	24,308,706	-0-	85,495	-0-	3,978,443
Daniel L. Simmons	24,312,130	-0-	82,071	-0-	3,978,443
     Ratification of Appointment of Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstentions	Broker Non-Votes

28,339,812	31,430	1,402	-0-
     Approval of Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,036,079	310,138	47,984	3,978,443
     Recommendation of the Frequency of Executive Compensation Votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

19,460,706	27,350	4,876,292	29,853	3,978,443

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPUS CREST COMMUNITIES, INC.
By:	/s/ Donald L. Bobbitt, Jr.
Donald L. Bobbitt, Jr.
Executive Vice President, Chief Financial Officer, and Secretary

Dated: April 25, 2011

3